      As filed with the Securities and Exchange Commission on May 14, 2003

                                                     Registration No. 333-
     =====================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                          THE SHERWIN-WILLIAMS COMPANY
             (Exact name of registrant as specified in its charter)

                                 ---------------

                           OHIO                                                               34-0526850
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

                            101 PROSPECT AVENUE, N.W.
                              CLEVELAND, OHIO 44115
          (Address, including zip code, of principal executive offices)


                          THE SHERWIN-WILLIAMS COMPANY
                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
                            (Full title of the plan)

                                  L.E. STELLATO
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          THE SHERWIN-WILLIAMS COMPANY
                            101 PROSPECT AVENUE, N.W.
                              CLEVELAND, OHIO 44115
                                 (216) 566-2000
 (Name, address and telephone number, including area code, of agent for service)


                                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                      Proposed maximum          Proposed maximum
Title of securities to          Amount to be           offering price          aggregate offering           Amount of
     be Registered            Registered (1,2)          per share (3)               price (3)            registration fee
------------------------ ----------------------- ------------------------ -------------------------- ---------------------

  Common Stock, $1.00
  par value per share (4)    12,000,000 shares             $27.43                 $329,160,000               $26,629
==========================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may be issuable as a result of the anti-dilution provisions of the employee benefit plan described herein.

(3) This amount is estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee based upon the average of the high and low prices of our Common Stock as reported on the New York Stock Exchange on May 8, 2003.

(4) Shares of our Common Stock are accompanied by rights to purchase our Cumulative Redeemable Serial Preferred Stock issued pursuant to a Rights Agreement, dated as of April 23, 1997. Until the occurrence of certain prescribed events, none of which has occurred, these rights are not exercisable, are evidenced by the certificates representing our Common Stock, and will be transferred only with our Common Stock.

===============================================================================

                        REGISTRATION OF ADDITIONAL SHARES

         Pursuant to General Instruction E of Form S-8, this Registration Statement registers an additional 12,000,000 shares of the Registrant's Common Stock, par value $1.00, to be available for purchase under The Sherwin-Williams Company Employee Stock Purchase and Savings Plan ("Plan"). The Registrant previously registered shares of its Common Stock for purchase under the Plan on Post-Effective Amendment Number 5 to Registration Statement Number 2-80510, filed on Form S-8, and Registration Statement Number 33-62229, filed on Form S-8. The contents of such registration statements, including all exhibits thereto, are incorporated by reference in this Registration Statement.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed in the Exhibit Index on page 4, which information is incorporated herein by reference.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 14, 2003.

                                  The Sherwin-Williams Company

                                  By: /s/ L.E. Stellato
                                      ----------------------------------------
                                         L.E. Stellato,
                                         Vice President, General Counsel and
                                         Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


* C. M. CONNOR                           Chairman and Chief Executive Officer,
--------------------------------------   Director (Principal Executive Officer)
C. M. Connor

* J. M. SCAMINACE                        President and Chief Operating Officer,
--------------------------------------   Director
J. M. Scaminace

* S. P. HENNESSY                         Senior Vice President -- Finance
--------------------------------------   and Chief Financial Officer
S. P. Hennessy                           (Principal Financial Officer)

* J. L. AULT                             Vice President -- Corporate Controller
--------------------------------------   (Principal Accounting Officer)
J. L. Ault

* J. C. BOLAND                           Director
--------------------------------------
J. C. Boland

* J. G. BREEN                            Director
--------------------------------------
J. G. Breen

* D. E. COLLINS                          Director
--------------------------------------
D. E. Collins

* D. E. EVANS                            Director
--------------------------------------
D. E. Evans

* S. J. KROPF                            Director
--------------------------------------
S. J. Kropf

* R. W. MAHONEY                          Director
--------------------------------------
R. W. Mahoney

* G. E. MCCULLOUGH                       Director
--------------------------------------
G. E. McCullough

* A. M. MIXON, III                       Director
--------------------------------------
A. M. Mixon, III

* C. E. MOLL                             Director
--------------------------------------
C. E. Moll

* R. K. SMUCKER                          Director
--------------------------------------
R. K. Smucker


* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-named officers and directors of the Registrant pursuant to powers of attorney executed by each such officer and director and filed herewith.


By:  /s/ L.E. Stellato                                 May 14, 2003
     ----------------------------------------
     L. E. Stellato, Attorney-in-fact


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 14, 2003.

                    The Sherwin-Williams Company Employee Stock
                    Purchase and Savings Plan, by The
                    Sherwin-Williams Company Employee Stock Purchase and Savings Plan Administration Committee as named fiduciary and not in its individual capacity


                    By:      /s/ L.E. Stellato
                             ---------------------------------------
                             L.E. Stellato,
                             Member of The Sherwin-Williams
                             Company Employee Stock Purchase and Savings Plan Administration Committee

                                  EXHIBIT INDEX

Exhibit    Description
-------    -----------

4.1 Amended and Restated Articles of Incorporation of the Registrant, as amended through May 1, 2001, filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended
           December 31, 2001, and incorporated herein by reference.

4.2        Regulations of the Registrant, as amended, dated
           April 27, 1988, filed as Exhibit 4(b) to
           Post-Effective Amendment No. 1, dated April 29, 1988, to Form S-8 Registration Statement Number 2-91401, and incorporated herein by reference.

4.3 Rights Agreement between the Registrant and The Bank of New York, as successor Rights Agent to KeyBank
           National Association, dated April 23, 1997, filed as
           Exhibit 1 to Form 8-A, dated April 24, 1997, and incorporated herein by reference.

5          Opinion of L.E. Stellato (filed herewith).

23.1       Consent of L.E. Stellato, included in Exhibit 5 (filed herewith).

23.2       Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

24         Powers of Attorney (filed herewith).

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